Exhibit 99.1

CONTACT:  David P. Williams

                      (513) 762-6901

Chemed Corporation’s Board of Directors Authorizes

an Additional $250 Million for Stock Repurchase

CINCINNATI, March 13, 2020--Chemed Corporation (NYSE:CHE) announced today that the Board of Directors has formally authorized an additional $250 million for stock repurchase under Chemed’s existing share repurchase program.  These share repurchases will be funded through a combination of cash generated from operations as well as utilization of its revolving credit facility.

Listed on the New York Stock Exchange and headquartered in Cincinnati, Ohio, Chemed Corporation (www.chemed.com) operates two wholly owned subsidiaries:  VITAS Healthcare and Roto-Rooter.  VITAS is the nation's largest provider of end-of-life hospice care and Roto-Rooter is the nation’s leading provider of plumbing and drain cleaning services.

Statements in this press release or in other Chemed communications may relate to future events or Chemed's future performance.  Such statements are forward-looking statements and are based on present information Chemed has related to its existing business circumstances.  Investors are cautioned that such forward-looking statements are subject to inherent risk that actual results may differ materially from such forward-looking statements.  Further, investors are cautioned that Chemed does not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations.

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